UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

(323) 980-8145
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 8, 2008, 99¢ Only Stores (the “Company”) issued a press release announcing its sales results for the quarter ended September 27, 2008.  A copy of this release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Jennifer Holden Dunbar resigned from her position as a member of the Company’s Board of Directors on October 6, 2008, effective immediately.  In order to satisfy the New York Stock Exchange requirement for a  majority of independent directors, Howard Gold, son of the Company’s founder Dave Gold and an executive officer of the Company, who is deemed a non-independent director, also resigned from the Board, effective October 8, 2008.  A copy of the Company’s press release announcing these resignations is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit

	Exhibit No.	Description

	99.1	Sales Press Release dated October 8, 2008
	99.2	Director Resignations Press Release dated October 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: October 8, 2008	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sales Press Release dated October 8, 2008
99.2	Director Resignations Press Release dated October 8, 2008